PROXY CARD
SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS

1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at vote.proxyonline.com using your proxy control number found below
3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
CONTROL NUMBER    12345678910

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  PLEASE CAST YOUR PROXY VOTE TODAY!

SHAREHOLDER’S REGISTRATION PRINTED HERE
***BOXES FOR TYPSETTING PURPOSES ONLY***
THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS.  THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.

Guggenheim Enhanced Equity Income Fund
(“GPM” or the “Fund”)

PROXY FOR A JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 24, 2021

The undersigned hereby revokes all previous proxies for his/her shares of the Fund and appoints Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris, and each of them, proxies, each with full power of substitution, to vote and act with respect to all shares which the undersigned is entitled to vote at the Joint Special Meeting of Shareholders scheduled to be on August 24, 2021 at 10:00 a.m. Central Time (with any postponements, adjournments or delay thereof, the “Meeting”) upon the matter set forth on the reverse side (the “Proposal”) and instructs them to vote in their discretion upon any other matters that may properly be acted upon at the Meeting.

The Joint Special Meeting of Shareholders will be held virtually and shareholders interested in attending should send an email to attendameeting@astfinanical.com requesting credentials to attend the virtual meeting.

Important Notice Regarding the Availability of Proxy Materials for this Joint Special Meeting of Shareholders to Be Held on August 24, 2021.  The proxy statement for this meeting is available at:

https://vote.proxyonline.com/guggenheim/docs/2021.pdf

PROXY CARD
    [PROXY ID NUMBER HERE]                                          [BAR CODE HERE]                                                                [CUSIP HERE]

Guggenheim Enhanced Equity Income Fund (“GPM” or the “Fund”)

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees.  Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side).  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

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SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY)    DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders.  When properly executed, this proxy will be voted as indicated or “FOR” the Proposal if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ discretion as to any other matters that may arise at the Joint Special Meeting.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ●
	FOR	AGAINST	ABSTAIN
1(A).
Approval of an Agreement and Plan of Merger between GPM and Guggenheim Strategic Opportunities Fund (the “Acquiring Fund”) (the “GPM Merger Agreement”), as it may be amended from time to time, which would effect the merger of GPM with and into the Acquiring Fund (a “Merger”).
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THANK YOU FOR VOTING